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EXHIBIT 23.1.   CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-46143) pertaining to the Dividend Reinvestment and Stock Purchase Plan of Second Bancorp Incorporated and in the related Prospectus and in the Registration Statement (Form S-8 No. 333-32431) pertaining to the 1997 Restricted Stock Plan of Second Bancorp Incorporated of our report dated January 23, 2001, with respect to the consolidated financial statements of Second Bancorp Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

Cleveland, Ohio
March 26, 2001




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